Exhibit 16

Lord Abbett Developing Growth Fund, Inc. - Class Y

                       Fiscal Year Ending January 31, 1998

                                                                 Life of  Series
                                                                 ---------------

Initial Investment                                                       $1,000

Dividend by Initial Offering Price                                       $14.12

Equals Shares Purchased                                                  70.822
                                                                         ------

Plus Shares Acquired through Dividend and Capital Gains Reinvestment      0.000
                                                                         ------

Equals Shares held at Ending Period Date                                 70.822

Multiplied by Net Asset Value at Ending Period Date                      $14.27
                                                                         ------

Equals Ending Value before Deduction of CDSC at Period End Date          $1,011

Less Deferred Sales Charge                                                    0
                                                                         ------

Equals Ending Redeemable Value (ERV) at Period End Date                  $1,011

Divide ERV by $1,000                                                      1.011
                                                                         ------

Subtract 1                                                               $0.011
                                                                         ------
Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                                                1.10%